Deloitte &
 Touche LLP           ----------------------------------------------------------
      [LOGO]          Suite 1100                      Telephone:  (410) 576-6700
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                      Baltimore, Maryland 21201-2983  ITT Telex: 4995614

December 8, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Kiddie Academy International, Inc. dated December 2, 1997.

Yours truly,

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP



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Deloitte Touche
Tohmatsu
International
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